Black Diamond Reports Third Quarter 2013 Results

- Sales Up 8% to a Record $52.8 Million with Adjusted Gross Margin Up 10 Basis Points to 40.2% -

- Implementing Strategic Pivot Consistent with Company’s Long-Term Vision -

SALT LAKE CITY, Utah – November 4, 2013 – Black Diamond, Inc. (NASDAQ: BDE) (the “Company” or “Black Diamond”), a global leading supplier of innovative, high performance, active outdoor and action sports equipment and apparel, reported financial results for the third quarter ended September 30, 2013.

Third Quarter 2013 Highlights

•	Sales up 8% to $52.8 million compared to $48.7 million in the third quarter of 2012
•	Adjusted gross margin improved 10 basis points to 40.2% compared to the third quarter of 2012
•	Launched Black Diamond apparel at retail

Third Quarter 2013 Financial Results

Total sales in the third quarter of 2013 increased 8% to $52.8 million compared to $48.7 million in the third quarter of 2012. The increase was primarily attributed to the retail launch of Black Diamond apparel as well as the increase in Gregory’s sales in Japan due to the transition of the distribution assets from Kabushiki Kaisha A&F.

Gross margin was 37.3% in the third quarter of 2013 compared to 37.9% in the year-ago quarter. Gross profit in the third quarter of 2013 included a $1.5 million charge for a PIEPS product recall, of which $1.1 million was non-cash and includes 100% of existing inventory. Excluding this amount, adjusted gross margin improved 10 basis points to 40.2% compared to adjusted gross margin of 40.1% in the year-ago quarter. The increase in adjusted gross margin was primarily due to a favorable mix of higher margin products and channel distribution.

Net loss in the third quarter of 2013 was $1.3 million, or $(0.04) per diluted share, compared to net income of $0.7 million, or $0.02 per diluted share, in the year-ago quarter. Net loss in the third quarter of 2013 included $4.6 million of non-cash items and $0.2 million of merger and integration costs compared to $4.2 million of non-cash items, $0.4 million in transaction-related costs, $0.1 million in restructuring costs and $0.1 million in merger and integration costs in the year-ago quarter. Excluding these items, adjusted net income before non-cash items in the third quarter of 2013 was $3.5 million, or $0.11 per diluted share, compared to income of $5.5 million, or $0.17 per diluted share, in the third quarter of 2012.

At September 30, 2013, cash totaled $4.4 million compared to $5.1 million at December 31, 2012. Non-cash working capital was $74.6 million at September 31, 2013 compared to $73.2 million at December 31, 2012. Total debt was $46.0 million at September 31, 2013, which included $14.4 million outstanding on the Company’s $30.0 million line of credit, leaving $15.6 million available. This compares to total debt of $40.5 million at December 31, 2012.

Management Commentary

“Our third quarter results represent the first half of Black Diamond’s fall/winter selling season and they are consistent with our current expectations for the second half of 2013, as well as our preliminary view of 2014,” said Peter Metcalf, president and CEO of Black Diamond. “Sales during the quarter benefited from the September launch of Black Diamond apparel, which has generated an excellent response from our retail partners. This limited launch is now present in approximately 240 of our best retail doors and includes approximately 25 styles and 440 SKUs. We have also continued to realize the benefits of owning our own distribution in Japan, both through comparable sales growth and enhanced margins from selling direct.

“Consistent with recent industry trends, in some product categories, third quarter sales were limited by both the timing of certain product shipments which occurred in early October, as well as general early season softness for hard goods in the marketplace. We also made the decision late in the quarter to recall PIEPS’ Vector avalanche transceiver product. Recalls are not extraordinary in our industry and from time-to-time certain products may fail to adhere to the strict quality standards we instill at Black Diamond. Excluding the financial impact of the recall, gross margins were also on track with our expectations for 2013.”

“We could not be more proud of our apparel launch,” continued Metcalf, “yet we are sensitive to the execution and strategic challenges ahead. With the launch behind us, we are more committed than ever to our long-term vision and we are in the midst of a significant strategic pivot in several important ways.

“During the third quarter, with the help of a leading consulting firm, we conducted a global profitability study across all product categories and geographies. We are still integrating the conclusions into our long-term thinking about the depth and breadth of certain categories and geographies. We are developing a better sense for the cost of a single SKU and expect this work will drive better marginal profitability in the out years and enhance working capital.

“We are acknowledging the Black Diamond and POC brands as our fastest growing assets and worthy of investment to accelerate our organic growth. More specifically, we believe that our Black Diamond apparel and POC lifestyle businesses display extraordinary growth potential and that over time they are likely our most efficient and cost-effective use of capital.

“To help us achieve this strategic pivot, we’ve retained an executive search firm to find a senior executive leadership candidate that would augment our strategic capabilities in lifestyle brand management and general management, specifically in the areas of apparel, retail and e-commerce.

“As we look out into the future—into 2015 and beyond—we understand and believe that retail and e-commerce will likely drive additional investment. We continue to believe that we can fund these initiatives from our existing balance sheet and from our existing operations. At this time, we have no plans to access the capital markets and we will continue to explore the waterfront of strategic alternatives to facilitate the acceleration of our investment for the future. Ultimately, we expect this rationalization process and product mix shift to manifest itself into healthy, organic growth and improved margins in the out years.”

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $212.3 million. The Company’s common stock is subject to a Rights Agreement dated February 7, 2008, intended to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Code. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guaranty, however, that the Rights Agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

Black Diamond will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter 2013 results.

The Company’s President and CEO Peter Metcalf and CFO Aaron Kuehne will host the conference call, followed by a question and answer period.

Date: Monday, November 4, 2013

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-877-941-2068

International dial-in number: 1-480-629-9712

Conference ID: 4645663

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=106422 and via the investor relations section at www.blackdiamond-inc.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 18, 2013.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 4645663

About Black Diamond, Inc.

Black Diamond, Inc. is a global leader in the design, manufacturing and marketing of innovative active outdoor performance products for climbing, mountaineering, backpacking, skiing, cycling and other outdoor recreation activities for a wide range of year-round use. The Company's principal brands, Black Diamond®, Gregory™, POC™ and PIEPS™, are iconic in the active outdoor industry and linked intrinsically with the modern history of these sports. Black Diamond is synonymous with performance, innovation, durability and safety that the outdoor and action sport communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, the Company's products are created and tested on some of the best alpine peaks, slopes, crags, roads and trails in the world. These close connections to the Black Diamond lifestyle enhance the authenticity of the Company's brands, inspire product innovation and strengthen customer loyalty. The Company's products are sold by leading specialty retailers in the U.S. and 50 countries around the world. For additional information, please visit the Company's websites at www.blackdiamond-inc.com, www.blackdiamondequipment.com, www.gregorypacks.com, www.pocsports.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross profit and gross margin, (ii) net (loss) income before non-cash items and related (loss) earnings per diluted share, and adjusted net (loss) income before non-cash items and related (loss) earnings per diluted share, and (iii) earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”), and adjusted EBITDA. The Company also believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross profit and gross margin, (ii) net (loss) income before non-cash items and related (loss) earnings per diluted share, and adjusted net (loss) income before non-cash items and related (loss) earnings per diluted share, and (iii) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy; the Company's ability to successfully integrate and grow acquisitions; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets
Cash	$4,394	$5,111
Accounts receivable, less allowance for doubtful
accounts of $733 and $499, respectively	44,022	30,925
Inventories	57,193	60,664
Prepaid and other current assets	3,636	4,846
Income tax receivable	292	659
Deferred income taxes	3,128	2,337
Total current assets	112,665	104,542

Property and equipment, net	17,410	17,508
Definite lived intangible assets, net	36,467	38,100
Indefinite lived intangible assets	51,719	51,462
Goodwill	57,744	57,481
Deferred income taxes	49,582	49,631
Other long-term assets	2,216	2,062
Total assets	$327,803	$320,786

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$27,691	$22,178
Current portion of long-term debt	5,959	4,059
Total current liabilities	33,650	26,237

Long-term debt	40,089	36,429
Deferred income taxes	6,654	8,114
Other long-term liabilities	2,040	2,000
Total liabilities	82,433	72,780

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000
shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized;
32,241 and 31,838 issued and 32,166 and 31,763 outstanding	3	3
Additional paid in capital	476,942	473,628
Accumulated deficit	(237,940)	(231,334)
Treasury stock, at cost	(2)	(2)
Accumulated other comprehensive income	6,367	5,711
Total stockholders' equity	245,370	248,006
Total liabilities and stockholders' equity	$327,803	$320,786

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2013	September 30, 2012

Sales
Domestic sales	$19,811	$19,128
International sales	32,965	29,614
Total sales	52,776	48,742

Cost of goods sold	33,106	30,283
Gross profit	19,670	18,459

Operating expenses
Selling, general and administrative	20,970	16,347
Restructuring charge	-	86
Merger and integration	190	76
Transaction costs	-	415

Total operating expenses	21,160	16,924

Operating (loss) income	(1,490)	1,535

Other (expense) income
Interest expense, net	(939)	(713)
Other, net	309	521

Total other expense, net	(630)	(192)

(Loss) income before income tax	(2,120)	1,343
Income tax (benefit) expense	(814)	617
Net (loss) income	$(1,306)	$726

(Loss) earnings per share:
Basic	$(0.04)	$0.02
Diluted	(0.04)	0.02

Weighted average shares outstanding:
Basic	32,023	31,329
Diluted	32,023	31,710

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Nine Months Ended
	September 30, 2013	September 30, 2012

Sales
Domestic sales	$55,406	$53,569
International sales	87,225	73,507
Total sales	142,631	127,076

Cost of goods sold	88,091	77,535
Gross profit	54,540	49,541

Operating expenses
Selling, general and administrative	59,901	43,441
Restructuring charge	175	86
Merger and integration	416	76
Transaction costs	54	1,665

Total operating expenses	60,546	45,268

Operating (loss) income	(6,006)	4,273

Other (expense) income
Interest expense, net	(2,599)	(2,025)
Other, net	217	616

Total other expense, net	(2,382)	(1,409)

(Loss) income before income tax	(8,388)	2,864
Income tax (benefit) expense	(1,782)	1,456
Net (loss) income	$(6,606)	$1,408

(Loss) earnings per share:
Basic	$(0.21)	$0.05
Diluted	(0.21)	0.05

Weighted average shares outstanding:
Basic	31,875	29,281
Diluted	31,875	29,631

BLACK DIAMOND, INC.
RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT
AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	September 30, 2013		September 30, 2012

Gross profit as reported	$19,670	Gross profit as reported	$18,459
Plus impact of product recall	1,541	Plus inventory fair value of purchase accounting	1,094
Adjusted gross profit	$21,211	Adjusted gross profit	$19,553

Gross margin	37.3%	Gross margin	37.9%

Adjusted gross margin	40.2%	Adjusted gross margin	40.1%

NINE MONTHS ENDED

	September 30, 2013		September 30, 2012

Gross profit as reported	$54,540	Gross profit as reported	$49,541
Plus impact of product recall	1,541	Plus inventory fair value of purchase accounting	1,094
Adjusted gross profit	$56,081	Adjusted gross profit	$50,635

Gross margin	38.2%	Gross margin	39.0%

Adjusted gross margin	39.3%	Adjusted gross margin	39.8%

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BLACK DIAMOND, INC.
RECONCILIATION FROM NET (LOSS) INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED
NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE
(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	September 30, 2013	Share	September 30, 2012	Share

Net (loss) income	$(1,306)	$(0.04)	$726	$0.02

Amortization of intangibles	893	0.03	732	0.02
Depreciation	1,583	0.05	1,167	0.04
Accretion of note discount	294	0.01	258	0.01
Stock-based compensation	1,719	0.05	526	0.02
Inventory fair value of purchase accounting	-	-	1,094	0.03
Product recall	990	0.03	-	-
Income tax (benefit) expense	(814)	(0.03)	617	0.02
Cash paid for income taxes	(46)	(0.00)	(204)	(0.01)

Net income before non-cash items	$3,313	$0.10	$4,916	$0.16

Restructuring charge	-	-	86	0.00
Merger and integration	190	0.01	76	0.00
Transaction costs	-	-	415	0.01
State cash taxes on adjustments	(6)	(0.00)	(29)	(0.00)
AMT cash taxes on adjustments	(4)	(0.00)	(11)	(0.00)

Adjusted net income before non-cash items	$3,493	$0.11	$5,453	$0.17

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BLACK DIAMOND, INC.
RECONCILIATION FROM NET (LOSS) INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED
NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE
(In thousands, except per share amounts)

	Nine Months Ended
		Per Diluted		Per Diluted
	September 30, 2013	Share	September 30, 2012	Share

Net (loss) income	$(6,606)	$(0.21)	$1,408	$0.05

Amortization of intangibles	2,684	0.08	1,397	0.05
Depreciation	3,619	0.11	2,695	0.09
Accretion of note discount	855	0.03	758	0.03
Stock-based compensation	2,361	0.07	1,314	0.04
Inventory fair value of purchase accounting	-	-	1,094	0.04
Product recall	990	0.03	-	-
Income tax (benefit) expense	(1,782)	(0.06)	1,456	0.05
Cash received (paid) for income taxes	242	0.01	(843)	(0.03)

Net income before non-cash items	$2,363	$0.07	$9,279	$0.31

Restructuring charge	175	0.01	86	0.00
Merger and integration	416	0.01	76	0.00
Transaction costs	54	0.00	1,665	0.06
State cash taxes on adjustments	(19)	(0.00)	(91)	(0.00)
AMT cash taxes on adjustments	(13)	(0.00)	(35)	(0.00)

Adjusted net income before non-cash items	$2,976	$0.09	$10,980	$0.37

BLACK DIAMOND, INC.
RECONCILIATION FROM NET (LOSS) INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	September 30, 2013	September 30, 2012

Net (loss) income	$(1,306)	$726

Income tax (benefit) expense	(814)	617
Other, net	(309)	(521)
Interest expense, net	939	713

Operating (loss) income	(1,490)	1,535

Depreciation	1,583	1,167
Amortization of intangibles	893	732

EBITDA	$986	$3,434

Restructuring charge	-	86
Merger and integration	190	76
Transaction costs	-	415
Inventory fair value of purchase accounting	-	1,094
Product recall	1,374	-
Stock-based compensation	1,719	526

Adjusted EBITDA	$4,269	$5,631

BLACK DIAMOND, INC.
RECONCILIATION FROM NET (LOSS) INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA
(In thousands)

	Nine Months Ended
	September 30, 2013	September 30, 2012

Net (loss) income	$(6,606)	$1,408

Income tax (benefit) expense	(1,782)	1,456
Other, net	(217)	(616)
Interest expense, net	2,599	2,025

Operating (loss) income	(6,006)	4,273

Depreciation	3,619	2,695
Amortization of intangibles	2,684	1,397

EBITDA	$297	$8,365

Restructuring charge	175	86
Merger and integration	416	76
Transaction costs	54	1,665
Inventory fair value of purchase accounting	-	1,094
Product recall	1,374	-
Stock-based compensation	2,361	1,314

Adjusted EBITDA	$4,677	$12,600

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Peter Metcalf

President & CEO

Tel 1-801-278-5552

peter.metcalf@bdel.com

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

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